SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant |X|       Filed by a Party other than the Registrant |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement
     |_|  Confidential, for Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
     |X|  Definitive Proxy Statement
     |_|  Definitive Additional Materials
     |_|  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12



                           CTI INDUSTRIES CORPORATION
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (check the appropriate box):

     |X|  No Fee Required

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                             BE HELD ON MAY 12, 2000


To:  Shareholders of CTI Industries Corporation

     The annual meeting of the shareholders of CTI Industries Corporation will be held at the Sheraton Arlington Park, 3400 West Euclid Avenue, Arlington Heights, Illinois, on Friday, May 12, 2000, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

     1. To elect 5 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

     2. To ratify the appointment of Grant Thornton, L.L.P. as auditors of the Corporation for 2000 (Item No. 2 on proxy card); and

     3. To transact such other business as may properly come before the meeting.

     The close of business on March 24, 2000, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

     BY ORDER OF THE BOARD OF DIRECTORS


April 7, 2000                                     /s/ Stephen M. Merrick
                                                  ------------------------------
                                                  Stephen M. Merrick, Secretary



                             YOUR VOTE IS IMPORTANT

         It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

                                 PROXY STATEMENT

Information Concerning the Solicitation

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (the "Annual Meeting") of CTI Industries Corporation (the "Company"), a Delaware corporation, to be held at 10:00 a.m. Central Daylight Savings Time on Friday, May 12, 2000, at the Sheraton Arlington Park, 3400 West Euclid Avenue, Arlington Heights, Illinois. The proxy materials are being mailed to shareholders of record at the close of business on March 24, 2000.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The
Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

     Only shareholders of record at the close of business on March 24, 2000, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 911,923 shares of Common Stock and 366,300 shares of Class B Common Stock. Each share has one vote. A simple majority of the outstanding shares of Common Stock and Class B Common Stock, as a single class, is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. Holders of Class B Common Stock, voting separately as a class, have the right to elect three of the Company's five directors, and will vote together with holders of the Company's Common Stock, as a single class, on the election of the remaining two directors. The Company's Certificate of Incorporation grants the holders of Class B Common Stock the right to elect four of seven total directors but only three directors shall be elected by the Class B Common Stock at this meeting. The Company's Certificate of Incorporation grants the holders of Common Stock the right to elect three of seven total directors, but only two directors will be elected by the Company's Common Stockholders at this meeting. The directors elected by the Class B Common Stock reserve the right to appoint a director to fill the vacancy. Neither the Common Stock nor Class B Common Stock possess cumulative voting rights, and the election of directors will be by the vote of a majority of shares of Common Stock and/or Class B Common Stock, as the case may be, present in person or by proxy at the Annual Meeting. On all other matters, including the ratification of auditors, a simple majority of the shares of Common Stock and Class B Common

Stock, voting together as a class, will be required for approval. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

     A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" the nominees for directors contained in these proxy materials, and "FOR" proposal 2.

Stock Ownership by Management and Others

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock, as of March 13, 2000 by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock or Class B Common Stock, (ii) each director and executive officer of the Company who owns any shares of Common Stock or Class B Common Stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

                                         Shares of Class B                Shares of Common
                                           Common Stock                  Stock Beneficially
 Name and Address(1)                  Beneficially Owned(2)(3)                Owned(2)                 Percent of Common Stock(4)
-----------------------------         ------------------------           ------------------            --------------------------

Stephen M. Merrick                             73,260                        275,095(5)                        23.71

John H. Schwan                                109,890                        260,188(6)                        24.90

Howard W. Schwan                               54,945                         71,463(7)                         9.69

John C. Davis                                    --                          148,505(8)                        11.78

Sharon Konny                                     --                            4,000(9)                             *

Brent Anderson                                   --                            4,400(9)                             *

Stanley M. Brown                                 --                            3,952(10)                            *
 747 Glenn Avenue
 Wheeling, Illinois

Frances Ann Rohlen                             91,575                          1,170                            7.45
 c/o Cheshire Partners
 1504 Wells
 Chicago, Illinois 60610

Philip W. Colbum                               36,630                         39,422(11)                        6.11

Bret Tayne                                       --                            2,837(12)                            *
 6834 N. Kostner Avenue
 Lincolnwood, Illinois 60646

All directors and executive                   238,095                        621,935                           47.99
officers as a group (7 persons)

----------
*less than one percent

(1) Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

                       (footnotes continued on next page)

(3) Figures below represent all Class B Common Stock outstanding. Beneficial ownership of shares of Class B Common Stock for Messrs. Merrick, John Schwan, Howard Schwan and Ms. Rohlen include indirect ownership of such shares through CTI Investors, L.L.C. See "Certain Transactions."

(4) Assumes conversion of all shares of Class B Common Stock into shares of Common Stock.

(5) Includes warrants to purchase up to 24,176 shares of Common Stock at $2.73 per share, warrants to purchase up to 186,612 shares of Common Stock at $1.688 per share and options to purchase up to 13,333 shares of Common stock at $8.25 per share granted under the Company's 1997 Stock Option Plan.

(6) Includes warrants to purchase up to 20,641 shares of Common Stock at $2.73 per share, warrants to purchase up to 207,346 shares of Common Stock at $1.688 per share and options to purchase up to 13,333 shares of Common stock at $8.25 per share granted under the Company's 1997 Stock Option Plan.

(7) Includes warrants to purchase up to 25,641 shares of Common Stock at $2.73 per share, warrants to purchase up to 29,621 shares of Common Stock at $1.688 per share, and options to purchase up to 13,333 shares of Common Stock at $7.50 per share granted under the Company's 1997 Stock Option Plan.

(8) Includes warrants to purchase up to 16,026 shares of Common Stock at $1.688 per share, and 70,667 shares of Common Stock subject to redemption by the Company. See "Certain Transactions."

(9) Includes options to purchase up to 4,000 shares of Common Stock at $7.50 per share granted under the Company's 1997 Stock Option Plan.

(10) Includes options to purchase up to 1,667 shares of Common Stock at $7.50 per share and options to purchase up to 1,667 shares of Common Stock at $12.00 per share, both granted under the Company's 1997 Stock Option Plan.

(11) Includes shares held by immediate family members.

(12) Includes options to purchase up to 1,667 shares of Common Stock at $7.50 per share granted under the Company's 1997 Stock Option Plan.

PROPOSAL ONE - ELECTION OF DIRECTORS

     Five directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2000. Three directors will be elected by holders of Class B Common Stock, voting separately as a class, and the remaining two directors will be elected by the holders of the Common Stock and Class B Common Stock, voting together as a class. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

Information Concerning Nominees

     The following is information concerning nominees for election as directors of the Company. Each of such persons is presently a director of the Company.

     Class B Common Stock Nominees

     John H. Schwan, age 55, Chairman. Mr. Schwan has been an officer and director of the Company since January, 1996. Mr. Schwan has been the President and principal executive officer of Packaging Systems, Inc. and affiliated companies for over the last 12 years. Mr. Schwan has over 20 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army Infantry in Vietnam from 1966 to 1969, where he attained the rank of First Lieutenant.

     Stephen M. Merrick, age 58, Executive Vice President and Secretary. Mr. Merrick was President of the Company from January, 1996 to June, 1997 when he became Chief Executive Officer of the Company. In October, 1999, Mr. Merrick became Executive Vice President. Mr. Merrick is a principal of the law firm of Merrick & Klimek, P.C. of Chicago, Illinois and has been engaged in the practice of law for more than 30 years.

     Howard W. Schwan, age 45, President. Mr. Schwan has been associated with the Company for 18 years, principally in the management of the production and engineering operations of the Company. Mr. Schwan was appointed as Vice President of Manufacturing in November, 1990, was appointed as a director in January, 1996, and was appointed as President in June, 1997.

     John H. Schwan and Howard W. Schwan are brothers.

     Common Stock and Class B Common Stock Nominees

     Stanley M. Brown, age 53, Director. Mr. Brown was appointed as a director of the Company in January, 1996. Since March, 1996, Mr. Brown has been President of Inn-Room Systems, Inc., a manufacturer and lessor of in-room vending systems for hotels. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving the rank of Captain.

     Bret Tayne, age 41, Director. Mr. Tayne was appointed as a director of the Company in December, 1997. Mr. Tayne has been the President of Everede Tool Company, a manufacturer of industrial cutting tools, since January, 1992. Prior to that, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company, since 1986. Mr. Tayne received a Bachelor of Science degree from Tufts University and an MBA from Northwestern University.

Executive Officers Other Than Nominees

     Sharon Konny, age 41, Manager of Finance and Administration. Ms. Konny has been Manager of Finance and Administration at the Company since October, 1996. From November of 1992 to 1996, she was an Assistant Vice President of First Chicago Corporation, initially as Loan Servicing Manager of the Mortgage Services Division and in December, 1994, achieving the position of Manager of Financial Administration for the First Card Division. She became a Certified Public Accountant in 1992.

     Brent Anderson, age 33, Vice President of Manufacturing. Mr. Anderson has been employed by the Company since January, 1989, and has held a number of engineering positions with the Company including Plant Engineer and Plant Manager. In such capacities Mr. Anderson was responsible for the design and manufacture of much of the Company's manufacturing equipment. Mr. Anderson was appointed Vice President of Manufacturing in June, 1997.

Committees of the Board of Directors

     The Company's Board of Directors has a standing Audit Committee. The Company has no standing nominating committee.

     The Audit Committee is composed of Mr. Brown, Mr. Tayne and Mr. Merrick. The Audit Committee reviews and makes recommendations to the Company about its financial reporting requirements. The Audit Committee met one time during fiscal 1999.

     The Board of Directors met two times during fiscal 1999. Each director attended all meetings of the Board of Directors.

Executive Compensation

     The following table sets forth certain information with respect to the compensation paid or accrued by the Company to its President, Chief Executive Officer and any other officer who received compensation in excess of $100,000 ("Named Executive Officers").

                           Summary Compensation Table

                                                                 Long Term
                                     Annual Compensation        Compensation
                                   -----------------------      ------------

                                                                 Securities       All Other
     Name and                      Salary     Other Annual       Underlying     Compensation
Principal Position       Year        ($)      Compensation         Options           ($)
------------------       ----      ------     ------------       ----------     ------------
Stephen M. Merrick       1999     $ 53,750           --               --               --
Executive                1998     $ 75,000           --           13,333(3)            --
Vice-President           1997     $ 63,750           --               --               --


Howard W. Schwan         1999     $129,900     $ 13,675(1)            --         $  1,650(5)
President                1998     $135,000     $  6,145(1)        13,333(4)      $  1,115(5)
                         1997     $121,600     $  6,145(1)            --         $  1,115(5)


John C. Davis            1999     $120,000     $  5,500(2)            --         $  1,529(5)
Executive Vice           1998     $132,115     $  6,562(2)            --         $  1,800(5)
President-Sales          1997     $150,000     $  8,374(2)            --         $  1,666(5)

----------

(1) Perquisites include country club membership ($5,000) in 1997 and 1998 and $7,360 in 1999.

(2) Perquisites include country club membership ($5,000) in 1997 and 1998 and allocated personal use of vehicles ($5,500 in 1999, $1,562 in 1998, and $3,374 in 1997).

(3) Stock options to purchase up to 13,333 shares of the Company's Common stock at $8.25 per share.

(4) Stock options to purchase up to 13,333 shares of the Company's Common Stock at $7.50 per share.

(5)  Company contribution to the Company 401(k) Plan as pre-tax salary deferral.

     Certain Named Executive Officers have received warrants to purchase Common Stock of the Company in connection with their guarantee of certain bank loans secured by the Company and in connection with their participation in a private offering of notes and warrants conducted by the Company. See "Board of Director Affiliations and Related Transactions" below. No Stock option grants were made to any of the Company's executive officers in connection with their employment in the fiscal year ending October 31, 1999.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                  Number of Securities Underlying         Value of Unexercised In-
                        Shares          Value         Unexercised Options at                  the-Money Options
                      Acquired on     Realized             Year End (#)                    at Fiscal Year End ($)
       Name           Exercise (#)       ($)         Exercisable/Unexercisable           Exercisable/Unexercisable
       ----           ------------    --------    -------------------------------        -------------------------
Stephen M. Merrick         0              0                  13,333/0                             $0/0(1)

Howard W. Schwan           0              0                  13,333/0                             $0/0(1)

----------

(1) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of the Company's Common Stock on October 31, 1999.

Employment Agreements

     In April, 1996, the Company entered into an employment  agreement with John
C. Davis as Executive Vice President-Sales, which provided for an annual salary of $150,000. The term of the agreement was through January 31, 1998. On June 27, 1997, the agreement was amended to extend the term through January 31, 2000, and to provide for an annual salary of $120,000 per year. The agreement contains covenants of Mr. Davis not to use the Company's confidential information while such information remains confidential and establishing the Company's rights to inventions created by Mr. Davis during the term of employment. Mr. Davis' agreement does not contain a covenant not to compete. Effective February 1, 1999, Mr. Davis retired from his position as Executive Vice President-Sales with the Company.

     In June, 1997, the Company entered into an Employment Agreement with Howard
W. Schwan as President, which provides for an annual salary of not less than $135,000. The term of the Agreement is through June 30, 2002. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company's confidential information, establishes the Company's right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

Director Compensation

     Directors are not compensated for their services as directors. John Schwan was compensated in the amount of $34,400 in fiscal 1999 for his services as Chairman of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during fiscal 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten-percent beneficial owners were complied with.

Board of Directors Affiliations and Related Transactions

     In March 1996, the Company entered into a Stock Redemption Agreement with John C. Davis which was subsequently amended June 27, 1997. Under the amended Stock Redemption Agreement, the Company was obligated to redeem 34,188 shares of Common Stock and had the right, but not the obligation, to redeem up to an additional 76,923 shares of Common Stock owned by Mr. Davis at the price of $5.85 per share at any time through January 31, 1998. Commencing March 1, 1998 through February 28, 2000, the Company was obligated to pay to Mr. Davis, for the redemption of shares at $5.85 per share (i) an amount equal to 2% of the Company's pretax profits each fiscal quarter (beginning with the quarter ended February 28, 1998) and (ii) an amount equal to 2% (but not to exceed $8,000) of the amount by which latex and mylar balloon revenues exceed $1.3 million in any month. The Company's obligations terminate once a total of 111,111 shares of Common Stock have been redeemed under the Stock Redemption Agreement. The Company also has the right to redeem additional shares of Common Stock from Mr. Davis during this period at $5.85 per share, provided that the total number of shares subject to redemption under the Stock Redemption Agreement does not exceed 111,111. As of January 1, 2000, 40,444 shares of Common Stock had been redeemed pursuant to the Stock Redemption Agreement.

     In March and May of 1996, a group of investors made an equity investment of $1,000,000 in the Company in return for 366,300 shares of Preferred Stock, $2.73 par value. Each share of Preferred Stock was entitled to an annual cumulative dividend of 13% of the purchase price, and was convertible into one share of Common Stock. The shares of Preferred Stock, voting separately as a class, were entitled to elect four of the Company's directors. CTI Investors, L.L.C., an Illinois limited liability company, invested $900,000 in the shares of Preferred Stock. Members of CTI Investors, L.L.C. include Howard W. Schwan, John H. Schwan and Stephen M. Merrick, members of management, and Frances Ann Rohlen.

     In December, 1996, Howard W. Schwan, John H. Schwan and Stephen M. Merrick were each issued warrants to purchase 25,641 shares of the Company's Common Stock at an exercise price of $2.73 per share in consideration of their facilitating and guaranteeing a bank loan to the Company in the amount of $6.3 million. The warrants have a term of six years. In July, 1998, John H. Schwan and Stephen M. Merrick exercised 5,000 and 1,465 of these warrants, respectively.

     In June, 1997, the Company issued in a private placement notes in the principal amount of $865,000, together with warrants to purchase up to 92,415 shares of the Company's Common Stock at an exercise price of $9.36 per share. The warrants have a term of five years. Howard W. Schwan, John H. Schwan and Stephen M. Merrick, members of management, and John C. Davis purchased $50,000, $350,000 and $315,000 and $150,000, respectively, of the notes and warrants. Mr. John Schwan and Mr. Merrick applied advances of $200,000 each, made to the Company in January, 1997, toward the purchase of notes and warrants.

     In June, 1999, Mr. Davis' June, 1997, $150,000 Note was cancelled, and reissued in the same principal amount with a new maturity date of February 28, 2001. Mr. Davis' June, 1997, warrant to purchase up to 16,026 shares of the Company's Common Stock at an exercise price of $9.36 per share was cancelled in September, 1999, and a new warrant to purchase up to 16,026 shares of the Company's Common Stock at an exercise price of $1.688 per share, with an expiration date of June 30, 2003 was issued in its place.

     In June,  1999,  the June,  1997,  $50,000  $350,000 and $315,000  notes of
Messrs. H. Schwan, J. Schwan and Merrick, respectively came due. On November 9, 1999, new notes in the same principal amounts were issued to these persons, in payment and replacement of the prior notes, with maturity dates for each of November 9, 2001. In November, 1999, the June, 1997, warrants of Messrs. H. Schwan, J. Schwan and Merrick to purchase up to (respectively) 5,342, 37,393 and 33,653 shares of the Company's Common Stock at an exercise price of $9.36 per share were cancelled. At that time, new warrants to purchase up to 29,621, 207,346, and 186,612 shares of the Company's Common Stock at an exercise price of $1.688 per share were issued to Messrs. H. Schwan, J. Schwan and Merrick, respectively. These warrants expire on November 9, 2004.

     Stephen M. Merrick, Executive Vice President of the Company, is a principal of the law firm of Merrick & Klimek, P.C., which serves as general counsel of the Company. Mr. Merrick was a principal in the law firm of Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C., which formerly served as general counsel to the Company until December 1, 1998. In addition, Mr. Merrick is a principal stockholder of the Company. ( See "Stock Ownership by Management and Others"). Other principals of the firm of Merrick & Klimek, P.C. own less than 1% of the Company's outstanding Common Stock. Legal fees incurred from the firm of Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C. were $195,200 and $10,380 for the years ended October 31, 1998 and October 31, 1999, respectively. No fees were paid to Merrick & Klimek, P.C. during the year ended October 31, 1998. Legal fees incurred from the firm of Merrick & Klimek, P.C. for the fiscal year ended October 31, 1999 was $90,634. Mr. Merrick is also an officer and director of Reliv International, Inc. (NASDAQ-RELV).

     John H. Schwan is President and a shareholder of Packaging Systems, Inc. and affiliated companies. The Company made purchases of packaging materials from these entities in the amount of $458,347 and $251,203 during each of the years ended October 31, 1998, and October 31, 1999, respectively.

     The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties. All related party transactions, including loans and forgiveness of debt, must be approved by a majority of disinterested directors.

PROPOSAL TWO - SELECTION OF AUDITORS

Grant Thornton, L.L.P.

     Effective July 27, 1999, the Company engaged Grant Thornton L.L.P. as the Company's principal accountants to audit the Company's financial statements for the year ending October 31, 1999. Grant Thornton L.L.P. replaced PricewaterhouseCoopers L.L.P. ("PwC") who had previously been engaged for the same purpose, and whose dismissal was effective July 27, 1999. The decisions to change the Company's principal accountants was approved by the Company's Board of Directors on July 23, 1999.

     The reports of PwC on the Company's financial statements for the past two fiscal years ended October 31, 1997, and October 31, 1998 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's last two fiscal years ended October 31, 1997, and October 31, 1998, and in the subsequent interim periods through July 27, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

     PwC did not inform the Company of any reportable events during the Company's last two fiscal years ended October 31, 1997, and October 31, 1998, and in subsequent interim periods through July 27, 1999.

     The Board of Directors have selected and approved Grant Thornton as the principal independent auditor to audit the financial statements of the Company for 2000, subject to ratification by the shareholders. It is expected that a representative of the firm of Grant Thornton, L.L.P. will be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE  BOARD  OF   DIRECTORS   RECOMMENDS   SHAREHOLDERS   VOTE   "FOR"  SUCH
RATIFICATION.

Stockholder Proposals for 2001 Proxy Statement

     Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, which is tentatively scheduled to be held on May 18, 2001, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010, and must be received at such address no later than December 31, 2000. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Other Matters to Be Acted Upon at the Meeting

     The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.


                                                BY ORDER OF THE
                                                BOARD OF DIRECTORS



Dated: April 7, 2000                            /s/ Stephen M. Merrick
                                                -----------------------------
                                                Stephen M. Merrick, Secretary

REVOCABLE PROXY            CTI INDUSTRIES CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 2000
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Howard W. Schwan, John H. Schwan, Stephen M. Merrick or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of common stock, par value $.195 per share, of CTI Industries Corporation (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Sheraton Arlington Park, 3400 West Euclid Avenue, Arlington Heights, Illinois, commencing Friday, May 12, 2000, at 10:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

     Item 1. Election of two directors:

|_|  FOR ALL NOMINEES (except as              |_|  WITHHOLD AUTHORITY
     marked to the contrary on                     to vote for all nominees
     the line below)                               listed below

Nominees (term, if elected, expires 2001):

         Stanley M. Brown                            Bret Tayne

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE HIS OR THEIR NAME OR NAMES IN THE SPACE BELOW:

-------------------------------------------------------------------------------

     Item 2. Proposal to ratify the appointment of Grant Thornton, L.L.P. as auditors of Company for 2000.

          |_| FOR                  |_| AGAINST               |_| ABSTAIN
--------------------------------------------------------------------------------

     Item 3. In their discretion, on any and all other matters as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 3 ABOVE.

                                        ------------------------------------

                                        ------------------------------------
                                        Signature of Stockholder

                                        Dated:___________________________, 2000

NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.